PURCHASE  AND  SALE  AGREEMENT

     THIS AGREEMENT is made and entered into as of the 31st day of March, 2004 (the "Effective Date"), by and among (i) THE LAKES ASSISTED LIVING, LLC, a Washington limited liability company, SACRAMENTO COUNTY ASSISTED LLC, a
Washington  limited  liability  company,  ROCKFORD  RETIREMENT RESIDENCE, LLC, a
Washington limited liability company, HB-ESC I, LLC, a Washington limited liability company, CANTERBURY WOODS ASSISTED LIVING, LLC, a Washington limited liability company, AUTUMN RIDGE HERCULANEUM, L.L.C., a Washington limited liability company, MERIDIAN ASSISTED, L.L.C., a Washington limited liability company, GOLDSBORO ASSISTED, L.L.C., a Washington limited liability company, CAPE MAY ASSISTED LIVING, LLC, a Washington limited liability company, TRAVIS COUNTY ASSISTED LIVING LP, a Washington limited partnership, RICHLAND ASSISTED, L.L.C., a Washington limited liability company, SILVER LAKE ASSISTED LIVING LLC, a Washington limited liability company, CHARLESTON ASSISTED LIVING, LLC, a Washington limited liability company and JOLIET ASSISTED L.L.C., a Washington limited liability company (each of the foregoing individually, a "Seller" and collectively, the "Sellers") and (ii) EMERITUS CORPORATION, a Washington corporation ("Purchaser").

     RECITALS

     A. Sellers are the owner of the Real Property and the Facilities (as defined below).

B. Except for the Manor at Essington (the "Essington Facility"), all of the Facilities are currently managed by Purchaser or ESC (as defined below) pursuant to those Management Agreements described on Exhibit F attached hereto (the
                                                  ---------
"Management  Agreements").

C. Subject to the limitations set forth herein with respect to Autumn Ridge (the "Autumn Ridge Facility"), Sellers are interested in selling the Real Property and the Facilities to Purchaser and Purchaser is interested in purchasing the same from Sellers (the "Transaction").

     D. Purchaser has advised Sellers that the ultimate purchaser of Sellers' Assets (as hereinafter defined) shall be Nationwide Health Properties, Inc., a Real Estate Investment Trust organized under the laws of the State of Maryland or an affiliate or subsidiary thereof ("NHP") and that NHP shall then concurrently with its acquisition thereof lease them back to Purchaser or ESC (as hereinafter defined).

E. Sellers and Purchaser are interested in documenting the terms and conditions of the Transaction.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

                                    AGREEMENT

     1.     PURCHASE  AND  SALE.
            -------------------

On the terms and conditions set forth herein, Sellers shall sell to Purchaser and Purchaser shall purchase from Sellers the following:

(a) The real property situated in the States of Washington, Texas, West Virginia, Louisiana, Mississippi, North Carolina, Missouri, Illinois, California, Florida, Massachusetts and New Jersey (the "States"), which is more particularly described in Exhibit A attached hereto (the "Real Property") and
                             ---------
the improvements thereon that constitute those certain assisted/independent living facilities described on Exhibit B attached hereto (the "Facilities")
                                   ----------
together with all tenements, hereditaments, rights, privileges, interests, easements and appurtenances now or hereafter belonging or in any way pertaining to the Real Property and/or the Facilities.

     (b) All fixtures (the "Fixtures") attached or appurtenant to the Real Property;

     (c) All furnishings, equipment, tools, machinery, fixtures, appliances and all other tangible personal property located on or about the Real Property or the Facilities which is owned by Sellers (collectively, the "Personal Property");

     (d) All of the permits, licenses, approvals, entitlements and other governmental and quasi-governmental authorizations including, without limitation, certificates of occupancy and other similar permits relating to all or any part of the Real Property or the Facilities and all amendments, modifications, supplements, general conditions and addenda thereto, required in connection with the use, operation or maintenance of the Facilities (the "Permits and Approvals"). As used herein, "quasi-governmental" shall include the providers of all utility services to the Property;

     (e) All original reports, drawings, plans, blueprints, studies, specifications, certificates of occupancy, building permits and grading permits relating to all or any part of the Real Property or the Facilities and all amendments, modifications, supplements, general conditions and addenda thereto (the "Reports and Studies");

     (f) All warranties, representations and guaranties with respect to the Real Property and the Facilities, whether express or implied, which Seller now holds or under which Seller is the beneficiary (the "Warranties");

     (g) All of Seller's legal and equitable claims, causes of action, and rights against the architects, engineers, designers, contrac-tors, subcontractors, suppliers and mate-rialmen and any other party who has supplied labor, services, materials or equipment, directly or indirectly, in connection with the design, planning, construc-tion, manufacturing or operation of all or any part of the Real Property and the Facilities (the "Claims");

     (h) All inventories of every kind and nature whatsoever (specifically including, but not limited to, all pharmacy supplies, medical supplies, office supplies, other supplies and foodstuffs) owned by Sellers as of the date of this Agreement or hereafter acquired, and relating to the Facilities, except inventory sold or consumed in the ordinary course of business from and after the date of this Agreement (the "Inventory");

     (i) All rights to the telephone and facsimile numbers of the Facilities and their sequential numbers, lien waivers, surety agreements, bonds, warranties, guaranties, utility use agreements, covenants, commitments, permits, certificates, approvals, and other intangible personal property of every kind and nature whatsoever owned by Sellers as of the date of this Agreement or hereafter acquired, which can be legally transferred and which relate directly to the Facilities, other than cash (on hand or in banks) and accounts, notes, interest, and other receivables arising from the operation of the Facilities prior to the Closing Date (the "Intangible Property").

     (j) All manuals, policies, procedures, handbooks, marketing materials, books and records related to the ownership and operation of the Facilities other than the financial records of Seller and XL (as hereinafter defined) which relate to the period prior to the Closing Date and any proprietary materials of XL containing the XL name or logo, but including all files for the persons employed at the Facilities on the Closing Date and for the persons residing at the Facilities on the Closing Date (the "Books and Records").

     (k) The vehicle(s) which Seller has agreed to convey to Purchaser as part of the Purchase Price which are described in Exhibit C hereto (the
                                                           ---------
"Vehicles").

     (l)     The  names  of  the Facilities and all related logos (the "Facility
Names").

     Hereinafter the assets described in Section 1(a) through (l) shall sometimes be collectively referred to as "Sellers' Assets."

     Notwithstanding the foregoing, Purchaser acknowledges and agrees that Seller shall have the right on written notice to Purchaser delivered on or prior to the Outside Closing Date to withdraw the Autumn Ridge Facility from the Transaction and sell it to an unrelated third party.

     Except as specifically provided in this Agreement, Purchaser does not hereby or in connection herewith assume any liability of Sellers or any other party whatsoever in relation to Sellers' Assets.

     2.     PURCHASE  PRICE.
            ---------------

     Subject to adjustment as provided herein, the total purchase price payable by Purchaser for Sellers' Assets shall be One Hundred Thirty Nine Million Four Hundred Seventy Two Thousand Two Hundred Ninety Three and no/100 Dollars ($139,472,293.00) (the "Purchase Price") and shall be divided into two components.

     (a) NHP PURCHASE PRICE. One Hundred Thirty Five Million Eight Hundred Twenty Two Thousand Two Hundred Ninety Three and no/100 Dollars
($135,822,293.00) of the Purchase Price (the "NHP Purchase Price") shall be allocable to the Facilities as follows:


                     FACILITY     PURCHASE PRICE ALLOCATION
                     --------     -------------------------
The  Lakes     $  23,385,330
----------     -------------
Loyalton  of  Folsom     $  13,350,266
--------------------     -------------
Loyalton  of  Rockford     $  10,499,078
----------------------     -------------
Kingsley  Place  -  Shreveport     $   6,702,919
------------------------------     -------------
Canterbury  Woods     $  14,700,023
-----------------     -------------
Autumn  Ridge     $   3,614,531
-------------     -------------
Silverleaf  Manor     $   5,129,599
-----------------     -------------
Pines  of  Goldsboro     $   8,322,934
--------------------     -------------
Loyalton  of  Cape  May     $  14,751,803
-----------------------     -------------
Beckett  Meadows     $   5,804,611
----------------     -------------
Richland  Gardens     $   7,539,004
-----------------     -------------
Arbor  Place     $   7,583,839
------------     -------------
Charleston  Gardens     $   6,253,902
-------------------     -------------
Manor  at  Essington     $   8,184,454
--------------------     -------------
TOTAL     $135,822,293
-----     ------------

The  NHP  Purchase  Price  shall  be  payable  to  Sellers  as  follows:

     (i) EXISTING FINANCING. At the Closing(s) related to The Lakes, Canterbury Woods, Loyalton of Folsom, Richland Gardens, the Essington Manor Facility and Loyalton of Cape May (the "Encumbered Facilities"), Purchaser shall assume or shall cause NHP to assume all of Sellers' rights and obligations under the existing financing which is secured by the applicable Encumbered
Facility(ies) (the "Existing Financing") and the documents executed by the applicable Seller(s) in connection therewith or as security therefor (the "Loan Documents"), true and correct copies of which have been provided by the applicable Sellers to Purchaser prior to the execution of this Agreement.

     At  each  Closing  with  respect  to the Facilities secured by the Existing
Financing, Purchaser shall pay to the applicable Seller by wire transfer of immediately available funds an amount equal to the tax reserves and capital expenditure reserves held by the applicable lender under the applicable Loan Documents (the "Reserves"), it being understood and agreed that Purchaser and not NHP shall be responsible for the reimbursement to the applicable Seller of the Reserves.

     Purchaser and Sellers acknowledge and agree that at each Closing with respect to the Facilities secured by the Existing Financing, the outstanding balance of the Existing Financing and Reserves as of the applicable Closing Date shall be reflected on the Closing Statements prepared by the Title Company and shall be deemed approved by Purchaser and the applicable Sellers once the Closing Statements have been signed by each of the applicable Sellers and Purchaser or NHP, as appropriate.

     (ii) CASH AT CLOSING. Purchaser shall pay or shall cause NHP to pay at Closing by wire transfer of immediately available funds the portion of the NHP Purchase Price (plus or minus any costs and prorations for which Sellers and/or Purchaser are responsible under the terms hereof and as the same may be adjusted to reflect an adjustment to the Purchase Price in accordance with the terms hereof) which relates to the Facilities being purchased and sold at each Closing,.

     (iii) ADJUSTMENT OF PURCHASE PRICE. In the event the applicable Seller exercises its right to withdraw the Autumn Ridge Facility, the NHP Purchase Price and the cash due at Closing pursuant to Section 2(a)(iii) shall be reduced on a dollar for dollar basis by the portion of the Purchase Price allocated to the Autumn Ridge Facility in Section 2(a).

     (b) EMERITUS PURCHASE PRICE. In addition to the payment for the Reserves provided for in Section 2(a)(i), the remainder of the Purchase Price in the amount of Three Million Six Hundred Fifty Thousand and no/100 Dollars ($3,650,000.00) (the "Emeritus Purchase Price") shall be paid by Purchaser as follows:

     (i) At the Closing of the purchase and sale of the Facility located in Rockford, Illinois, Purchaser shall execute and deliver a Promissory Note made payable to the order of Rockford Retirement Residence, LLC in the face amount of Seven Hundred Fifty Thousand and no/100 Dollars ($750,000.00) (the "Rockford Note") and at the Closing of the purchase and sale of the Facility located in Shreveport, Louisiana, Purchaser shall execute and deliver a Promissory note made payable to the order of HB-ESC I, LLC in the face amount of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) (the "Shreveport Note" and together with the Rockford Note, the "Notes"). Each of the Notes shall bear interest at the rate of eight percent (8%) per annum, shall provide for monthly payments of principal and interest, and payments shall be calculated based upon a ten (10) year amortization of the unpaid principal balance. Each of the Notes shall further provide that, subject to Purchaser's right to prepay the same without penalty or premium, the entire principal balance and any accrued and unpaid interest shall be due and payable in full on the third (3rd) anniversary of the Closing Date (as hereinafter defined). Each of the Notes shall be in form and substance acceptable to the applicable Seller and Purchaser.

     (ii) The balance of the Emeritus Purchase Price in the amount of Two Million Six Hundred Fifty Thousand and no/100 Dollars ($2,650,000.00) (the "Purchaser Cash Payment") shall be paid to Sellers by wire transfer of immediately available funds and shall be allocated among the Sellers as follows, it being understood and agreed that in the event that less than all of the Facilities are sold to Purchaser or NHP at a Closing, the Purchaser Cash Payment shall be prorated at each Closing based on the Facilities being sold at each
Closing:

     Richland Assisted, L.L.C               $500,000
Travis County Assisted Living LP          $150,000
     Charleston Assisted Living, LLC          $100,000
Meridian Assisted, L.L.C               $150,000
Goldsboro Assisted, L.L.C               $675,000
The Lakes Assisted Living, LLC          $475,000
Canterbury Woods Assisted Living, LLC     $300,000
Cape May Assisted Living, LLC          $300,000

     3.     CLOSING.
            -------

(A)     THE  CLOSING  DATE.

     (i) Provided all of the conditions to closing set forth in this Agreement have been satisfied or waived, the closing (the "Closing") of the Transaction shall take place on March 31, 2004 (the "Initial Closing Date") with respect to the Facilities other than the Autumn Ridge Facility as to which the Closing shall not be required to occur any earlier than April 30, 2004;
provided, however, in the event the conditions to Closing have not been satisfied or waived as of the Initial Closing Date as to any or all of the Facilities, Purchaser shall be required to close the Transaction with respect to those Facilities, other than the Autumn Ridge Facility, as to which the conditions to closing have been satisfied or waived and the Closing with respect to the remaining Facilities, including the Autumn Ridge Facility, shall be deferred but Seller and Purchaser will diligently proceed to Closing on the remaining Facilities effective as of the end of the month in which the outstanding conditions to Closing have been satisfied or waived. In furtherance and not in limitation of the foregoing, Seller and Purchaser acknowledge and agree that it is the intent of the parties that Sellers shall be required to sell, and Purchaser shall be required to purchase or to cause NHP to purchase all and not less than all of the Facilities (excluding the Autumn Ridge Facility in the event the applicable Seller exercises its right to withdraw the same from the Transaction), assuming the conditions to Closing are satisfied or waived within the periods set forth in this Agreement as to all of the Facilities.

(ii) Notwithstanding the foregoing, if the conditions to Closing, including with respect to the Autumn Ridge Facility if it has not been withdrawn by the applicable Seller in accordance with the terms hereof, have not been satisfied or waived by June 30, 2004 (the "Outside Closing Date"), either party shall have the right to exercise the termination rights set forth in Paragraph 15 with respect to the affected Facility or Facilities.

     (iii) Any and all references herein to the "Closing" shall mean the Closing with respect to the Facilities at the point in time being referred to which are being conveyed to Purchaser by the applicable Sellers, it being understood and agreed that the parties contemplate that there will be more than one Closing occurring under this Purchase Agreement and that, with respect to each of the Facilities, the "Closing Date" shall mean the date on which the Closing occurs with respect to each such Facility.

     (b) THE CLOSING PROCESS. Closing shall occur through escrow and accordingly, at or prior to the Closing Date, Purchaser and Sellers shall deposit in escrow with Chicago Title Insurance Company (the "Title Company") all documents and monies necessary to close this transaction as herein provided. Time is of the essence of this Agreement. Closing shall occur in accordance with the procedures and instructions given by Sellers and Purchaser to the Title Company prior to Closing.

     4.     CONVEYANCES/DELIVERIES AT CLOSING.
            ---------------------------------

     (a) SELLERS' CLOSING DELIVERIES. At Closing, each of the Sellers shall deliver the following documents to the Title Company for recording and/or delivery to Purchaser or NHP, as applicable:

     (i) A Warranty or Grant Deed with respect to the Real Property and Facility owned by it (collectively the "Deeds"), which Deeds shall be in form and substance acceptable to Sellers and Purchaser;

     (ii) A Bill of Sale in favor of NHP with respect to the Sellers' Assets described in Sections 1(b) through (g) and (i) (the "NHP Bill of Sale") and a Bill of Sale in favor of Purchaser or ESC with respect to the Sellers' Assets described in Sections 1(h) and (j) through (l) and with respect to the Assumed Operating Contracts in effect at such Facility (the "Emeritus Bill of Sale" and together with the NHP Bill of Sale, the "Bills of Sale") and which, in each case, are located at the Real Property and Facility owned by such Seller, which shall be in the form and substance acceptable to Seller, NHP and Purchaser or ESC, as applicable;

     (iii) An affidavit executed by each of the Sellers under penalty of perjury, stating such Seller's United States taxpayer identification numbers and that such Seller is not a foreign person, in accordance with the Internal Revenue Code, Section 1445(b)(2);

(iv) Except with respect to the Facilities located in Shreveport, Louisiana and Folsom, California, either (A) a Termination of the Management Agreement with respect to the Facility owned by such Seller, if Purchaser is licensed as of the Closing Date to operate such Facility (the "Management Termination Agreements"), which Management Termination Agreements shall be in form and substance acceptable to Sellers and Purchaser or (B) (i) an Amendment of the Management Agreement with respect to the Facility owned by such Seller, if Purchaser is not licensed as of the Closing Date to operate such Facility (the "Management Agreement Amendments"), which Management Agreement Amendment shall be in form and substance acceptable to Sellers and Purchaser and (ii) an Interim Sublease (as defined below);

(v) With respect to the Facility located in Shreveport, Louisiana, a Lease Termination Agreement in form and substance acceptable to the applicable Seller and Purchaser;

(vi) With respect to the Facility located in Folsom, California, a Lease Termination Agreement and a Termination of Working Capital Agreement, each in form and substance acceptable to the applicable Seller and Purchaser;

     (vii) An Owner's Affidavit duly executed by each of the Sellers in such form and content as may be reasonably required by the Title Company;

(viii) A Gap Indemnity duly executed by each of the Sellers in such form and content as may be reasonably required by the Title Company;

(ix) Such other affidavits and indemnities and other documents as may be customarily and reasonably required for the issuance of the Title Policies in accordance with the terms of the Agreement, including but not limited to, no change affidavits with respect to the ALTA surveys delivered to the Title Company for the Lakes, Canterbury Woods and Folsom Facilities (the "Existing Surveys");

     (xi) Documentation, reasonably acceptable to Purchaser and the Title Company, confirming the authority of such Seller to execute and deliver this Agreement and all of the documents described in this Paragraph 4 and to consummate the Transaction;

(xii) A Termination Agreement with the Management Agreement with XL Management Company, LLC ("XL") with respect to the Essington Manor Facility (as hereinafter defined);

(xiii)     A  closing  statement  with  respect  to  each  of  the  Facilities;

(xiv) Any documents to which the applicable Seller may be a party in connection with the assumption of the Existing Financing.

(b) PURCHASER'S DELIVERIES. At Closing Purchaser shall deliver or cause to be delivered to the Title Company for recording and/or delivery to Sellers:

     (i) The cash due at Closing pursuant to Paragraphs 2(a)(ii) and 2(b)(ii);

(ii) The Management Agreement Amendments or Management Termination Agreements, as applicable;

(iii)     The  Interim  Subleases,  if  and  to  the  extent  applicable;

     (iv)     The  Emeritus  Bill  of  Sale;

 (v) Documents evidencing the assumption of the Existing Financing by Purchaser or NHP;

     (vi) Documentation, reasonably acceptable to Sellers and the Title Company, confirming the authority of Purchaser to execute and deliver this Agreement and all of the documents described in this Paragraph 4 and to consummate the Transaction;

(vii) Such supporting affidavits from Purchaser or ESC, in its capacity as the manager of the Facilities other than the Essington Manor Facility, as Sellers may reasonably request with respect to the matters covered by the Owner's Affidavits and no change affidavits being delivered by Sellers pursuant to Sections 4(a)(vii) and (ix), respectively; and

(viii)     A  closing  statement  with  respect  to  each  of  the  Facilities.

     5.     CLOSING  COSTS  AND  PRORATIONS.
            -------------------------------

     (a) COSTS AND EXPENSES. Costs and expenses associated with the sale of Sellers' Assets to Purchaser or NHP shall be allocated between the parties as follows:

     (i) Any state, county, or local transfer, sales, excise or use tax due and payable by virtue of the transfer to Purchaser or NHP of the Real Property and Facilities, the cost of the Owner's Title Policies (as defined below) including any endorsements required to resolve any objections to title set forth in the Title and Survey Objection Letters (as defined below) which Sellers agree to cure in accordance with the terms of this Agreement, the cost of the Surveys (as defined below), escrow fees and recording fees shall be allocated between Sellers and Purchaser in the manner set forth in Exhibit D;
                                                          ----------

     (ii)     Purchaser  and  Sellers  shall each pay their own attorney's fees;

     (iii) Purchaser will bear all costs associated with its Due Diligence Review (as defined below);

     (iv) In the event Sellers elect to cure any objections Purchaser makes to the items described in the Title Commitments, then Sellers shall pay the cost of obtaining and recording any releases necessary to deliver title to the Sellers' Assets in accordance with the terms of this Agreement; and

     (v) Purchaser shall pay or shall cause NHP to pay any costs and fees associated with the assumption of the Existing Financing.

     (b)     PRORATIONS  AND  ADJUSTMENTS.

     (i) All revenues (including but not limited to rent due from the residents of the Facilities) and expenses (including but not limited to payroll and employee benefits) related to the ownership or operation of the Sellers' Assets shall be prorated as of the Closing Date, with Sellers responsible therefor for the period prior to the Closing Date and with Purchaser responsible therefor for the period from and after the Closing Date.

     (ii) Real and personal property taxes shall be prorated as of the Closing on the basis that Sellers shall be charged for any taxes which are to be paid by Purchaser after Closing but which relate to the period prior to Closing (whether or not the amounts subject to such proration are included in the Reserves for which payment is made by Purchaser or NHP pursuant to Section
2(a)(i)) and that Sellers shall get a credit at Closing for any taxes paid by Sellers prior to Closing but which relate to the period from and after Closing(whether or not the amounts subject to such proration are included in the Reserves for which payment is made by Purchaser or NHP pursuant to Section 2(a)(i)).

     (iii) Sellers shall cause the managers of the Facilities to arrange for a final statement with respect to all utilities serving the Real Property and the Facilities as of the Closing Date and, within sixty (60) days after the Closing Date or earlier if required to avoid the imposition of any liens against the Facilities, shall pay all fees identified thereon and Purchaser shall arrange for all such utilities to be billed in its name from and after the Closing Date and shall pay all fees due therefor as of the Closing Date. Purchaser shall pay to Seller at Closing an amount equal to the outstanding utilities deposits paid by Seller to utility providers with respect to the Facilities as set forth more fully in Exhibit E hereto.
                                             ----------

     (iv) In the event Purchaser receives a credit against its license application fees for any amounts paid by Sellers for the period covered by Purchaser's license, Purchaser shall remit to Sellers at closing an amount equal to such credit.

     (v) All amounts due and owing between each of the Sellers, on the one hand, and the Purchaser or ESC, as applicable, on the other hand, under the Management Agreements including, but not limited to, management fees due to Purchaser or ESC, the reimbursement by the applicable Seller of any expenses advanced by Purchaser or ESC on behalf of such Seller during the course of the management of the Facility owned by such Seller, the reimbursement by Purchaser or ESC, as applicable, of any expenses paid by the applicable Seller that relate to the period after Closing and any amounts owing from Sellers under the Emeritus Pooled Liability and Workers Compensation/Occupational Injury Insurance Programs (the "Programs") with respect to the participation of the Facilities, other than the Essington Manor Facility, in the Programs (but specifically excluding the Termination Security Payment or amounts due with respect to tail insurance, which amounts Purchaser has agreed to waive in its capacity as the administrator of the Programs) shall be reconciled on a Facility by Facility basis and a final payment shall be due from Purchaser to the applicable Seller or from the applicable Seller to Purchaser, as applicable, within sixty (60) days after the Closing which includes such Facility.

     (vi)     Purchaser  shall  receive  a  credit  at  each  applicable Closing against the Purchaser Cash Payment for the amounts due to Purchaser from the applicable Seller for the cost of certain repairs to the Facilities as set forth more fully in Exhibit G.
                 -----------

     6.     POSSESSION
            ----------

     On the Closing Date, Sellers shall deliver to Purchaser and/or NHP possession of the Facilities, subject only to rights of residents of the Facilities and the rights of Sellers under the Interim Subleases, if applicable, free and clear of all liens, claims and charges other than the Permitted Exceptions (as defined below).

     7.     REPRESENTATIONS  AND  WARRANTIES  OF  SELLER
            --------------------------------------------

     Each of the Sellers does hereby warrant and represent to Purchaser on behalf of itself and not on behalf of any other Seller that:

     (a) AUTHORITY. Such Seller has full power and authority to execute and deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by creditors' rights laws or general principals of equity. The execution of this Agreement and the consummation of the transactions contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of such Seller's corporate formation documents or of any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which such Seller is now a party or by which such Seller or any of the assets of such Seller may be bound or affected.

     (b) NECESSARY ACTION. Such Seller will make all reasonable efforts, with all due diligence, to take all action and obtain all consents prior to the Closing Date necessary for it to lawfully enter into and carry out the terms of this Agreement, including, but not limited to, providing any notice of the sale of the Facility owned by it to the residents of the Facility or any governmental agency or authority, required to be provided by such Seller in its capacity as the licensed operator of the Facility owned by it to the extent such notice from Seller may be required by law.

     (c)     LITIGATION.  Except  as  otherwise  described in Exhibit H attached
                                                              ---------
hereto, there are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of such Seller, threatened by or before any court, administrative agency or other governmental authority or any arbitrator against or relating to such Seller or with respect to its ownership or the operation of the Facility owned by it. The transactions contemplated herein have not been challenged by any governmental agency or any other person, nor does such Seller know or have reasonable grounds to know, of any basis for any such actions, suits or proceedings.

     (d) STATUS OF SELLER. Such Seller is duly formed, organized, validly existing and in good standing under the laws of the State of its formation as set forth in the introductory paragraph of this Agreement and is in good standing under the laws of the State in which the Facility owned by it is located if other than the state of its formation.

     (e) THE FACILITIES. The Facility owned by such Seller is an assisted living/independent living facility known as and located at the addresses set forth on Exhibit B.
           -----------

     (f) HAZARDOUS MATERIALS. During the time in which such Seller has owned the Real Property and the Facility owned by it, such Seller has not used, generated, transported, treated, constructed, deposited, stored, disposed, placed or located at, on, under or from such Real Property or Facility any flammable explosives, radioactive materials, hazardous or toxic substances, materials or wastes, pollutants or contaminants defined, listed or regulated by any local, state or federal environmental laws.

     (g) CONDEMNATION. There is presently no pending or, to the best of such Seller's knowledge, contemplated or threatened, condemnation of the Facility owned by such Seller or any part thereof.

     (h) DISCLOSURE. Such Seller has not failed to disclose to Purchaser any material and adverse fact or condition regarding this Agreement, the Sellers' Assets which are owned by it or the Transaction and no representation or warranty by such Seller contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the Transaction, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein not misleading. All information to be disclosed by such Seller hereunder shall be true and correct in all material respects, will not contain any misstatement of any material fact, and shall not omit to state any material fact necessary to make such information not misleading.

     (i) ESSINGTON MANOR. In addition to the foregoing, Seller, Joliet Assisted, L.L.C. ("Joliet") makes the following representations with respect to the Facility located in Joliet, Illinois and commonly known as the Manor at Essington (the "Essington Manor Facility"):

     (i) Joliet has no notice or knowledge that the Essington Manor Facility and its operation and use are not in compliance with all applicable municipal, county, state and federal laws, regulations, statutes, ordinances, standards and orders and all administrative rulings and with all municipal, health, building, land use and zoning laws and regulations where the failure to comply therewith could have a material adverse effect on the business, property, condition
(financial  or  otherwise)  or  operation  of  such  Facility;

     (ii) Joliet has no notice or knowledge that there are any outstanding deficiencies or work orders of any authority having jurisdiction over the Essington Manor Facility requiring conformity to any applicable statute, regulation, ordinance or by-law;

     (iii) Joliet has no notice or knowledge of any claims, requirement or demand of any licensing or certifying agency supervising or having authority over the Essington Manor Facility or otherwise to rework or redesign it or to provide additional furniture, fixtures, equipment or inventory so as to conform to or comply with any exiting law, code or standard which has not been fully satisfied prior to the date hereof or which will not be satisfied prior to the Closing;

     (iv) Joliet has not received any notice from any governmental body claiming a violation of any building, zoning, environmental or other laws or ordinances;

     (v) The Essington Manor Facility is not licensed under Illinois law nor is it required to be licensed under Illinois law in order to provide the services currently provided to the residents of the Facility.

(vi) A true and correct list of all operating contracts and equipment leases to which Joliet or, to the best of its knowledge, XL is a party in connection with its ownership and/or XL's operation of the Essington Manor Facility (collectively, the "Operating Contracts") will be provided to Purchaser within five (5) days after the Execution Date and true and correct copies of the Operating Contracts will be provided to provided to Purchaser within ten (10) days after the Execution Date. Each of the Operating Contracts to which such Joliet is a party and, to the best knowledge of Joliet, each of the Operating Contracts to which XL is a party, is in full force and effect and none of the Operating Contracts to which Joliet is a party, and to the best knowledge of Joliet, none of the Operating Contracts to which XL is a party, has been modified or amended. Joliet has no notice or knowledge that it, XL or the Essington Manor Facility is in default of any obligations under the Operating
Contracts nor is Joliet aware of any default or any action which, with the passage or time or the giving of notice or both would constitute a default, under the Operating Contracts by any other party thereto.

          (vii) Joliet has no notice of knowledge that any of the employees of the Essington Manor Facility are members of a labor union or subject to any collective bargaining agreement nor, to the best of Joliet's knowledge, are any such employees engaged in any union organizing activities. Joliet is not a party, nor to the best of its knowledge is XL a party, to any labor dispute or grievances with any of the employees of the Essington Manor Facility.

     (viii) Joliet has provided Purchaser with a true and correct copy of the Certificate of Occupancy for the Essington Manor Facility.

     For purposes of the representations and warranties of the Sellers set forth in this Section 7 (other than those set forth in Section 7(i) as to which this limitation shall not apply), (A) no Seller will be deemed to have "knowledge" of any information which is known to Purchaser or ESC, in its capacity as the manager of a Facility, if such information has not been reported or delivered to the applicable Seller by Purchaser or ESC and (B) no Seller shall be in breach of its representations and warranties set forth in this Section 7 if Purchaser or ESC, in its capacity as the manager of a Facility, has actual knowledge that a representation or warranty of the applicable Seller is not true but nonetheless elects to proceed with Closing the Transaction with respect to the Facility owned by such Seller.

     8.     REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASER.
            -----------------------------------------------

     Purchaser  hereby  warrants  and  represents  to  Sellers  that:

     (a) ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and is duly qualified to do business as a foreign corporation and in good standing in each of the states in which the Facilities are located.

     (b) AUTHORITY. Purchaser has full power and authority to execute and to deliver this Agreement and all related documents and to carry out the transactions contemplated herein and the same do not result in a breach of the terms and conditions of nor constitute a default under or violation of any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets may be bound or affected. This Agreement is valid, binding and enforceable as against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable creditors' rights, laws or principles of equity.

     (c) LITIGATION. There is no litigation, investigation or other proceeding pending or threatened against or relating to Purchaser, its properties or business which is material to this Agreement, or which would prevent Purchaser from performing its obligations hereunder.

(d) NECESSARY ACTION. Purchaser will make all reasonable efforts, with all due diligence, to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement.

     9.     BROKERS
            -------

     Each of the Sellers and Purchaser each represent, covenant, and warrant to the other that each has employed no broker or finder in connection with the transaction contemplated herein. Each Seller agrees to indemnify and hold Purchaser harmless from and against all liability, claims, demands, damages or costs of any kind, including attorneys' fees, arising from or connected with any broker's commission or finder's fee or commission or charge claimed to be due any person arising from such Seller's conduct with respect to this transaction. Purchaser agrees to indemnify and hold each Seller harmless from and against all liability, claims, demands, damages or costs of any kind, including attorneys' fees, arising from or connected with any broker's commission or finder's fee or commission or charge claimed to be due any person arising from Purchaser's conduct with respect to this transaction.

     10.     SELLERS'  COVENANTS
             -------------------

     (a) PRE-CLOSING. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Purchaser, each of the Sellers does hereby covenant as follows on behalf of itself and not on behalf of the other Sellers:

     (i) Such Seller will not enter into any contract, commitment or agreement affecting the Sellers' Assets owned by such Seller except in the ordinary course of business and such Seller will advise Purchaser of any contracts or commitments which it enters, whether in the ordinary course of business or otherwise;

     (ii) Such Seller will provide Purchaser and NHP and their agents and employees with access to the Facility owned by it and to the books and records of such Facility for the purpose of enabling Purchaser to conduct its Due Diligence Review; provided, however, that such access and inspection shall be with at least 24 hours prior notice and during normal business hours at such time and in such manner as the parties shall reasonably agree upon;

     (iii) Such Seller will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement;

     (iv) Such Seller will maintain the Seller's Assets owned by it in substantially the same condition as they are in as of the Execution Date, ordinary wear and tear excepted;

     (v) Such Seller will promptly notify Purchaser of any changes affecting the validity or accuracy of its representations and warranties of which it becomes aware prior to the Closing Date;

     (vi) Such Seller shall negotiate in good faith with Purchaser the terms of one or more Subleases (the "Interim Subleases") under which the applicable Sellers will sublease from Purchaser any of the Facilities which, as of the Closing Date are not licensed in the name of Purchaser until such time as a license for such Facility or Facilities is issued in the name of Purchaser (the "Licensure Date"), subject to Purchaser's right to continue to operate the affected Facility or Facilities under the applicable Management Agreement, as amended by the applicable Management Agreement Amendment.

     (vii) Such Seller shall negotiate in good faith with Purchaser with respect to the terms of the Management Termination Agreements, the Management Amendment Agreements and the Note.

     (viii) In the case of the owners of the Facilities secured by the Existing Financing, such Seller shall, upon request, cooperate in NHP's efforts to secure the consents needed to assume the Existing Financing, it being understood and agreed that such Seller's obligations with respect thereto shall be limited to the cooperation obligation described herein and that such Seller has not assumed, in any manner, responsibility for securing the consent of the lender to the assumption of the Existing Financing.

     In addition, Joliet covenants that between the Effective Date and the Closing Date it will do the following:

     (i) Maintain in force the existing hazard and liability insurance policies, or comparable coverage, for the Seller's Assets owned by it;

     (ii) Cause XL to maintain and operate the Essington Manor Facility in the ordinary course and in compliance with the terms of the Essington Manor Management Agreement; and

(iii) Make available to Purchaser the regular, internally prepared and un-audited monthly financial statements, including the income statement and balance sheet, regarding the Essington Manor Facility as and when they customarily become available to Joliet.

     (b)     CLOSING.  At  the Closing, each of the Sellers agrees that it will:

     (i) Execute and deliver such endorsements, assignments and other instruments of transfer and conveyance as shall be reasonable or necessary to transfer and assign the Sellers' Assets to Purchaser as herein provided, conveying title to the Real Property and the Facilities subject only to the Permitted Exceptions (as hereinafter defined) and conveying to title to the remainder of the Sellers' Assets free and clear of all liens and encumbrances;

     (ii) Deliver to Purchaser a certificate dated as of the date of Closing certifying in such detail as Purchaser may reasonably specify that such Seller's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein are true at and as of the date of Closing as though such representations and warranties were then again made and that such Seller shall have performed its obligations under this Agreement that are to be performed prior to or at Closing;

     (iii) Pay for any of the costs and expenses identified in Paragraph 5 for which it is responsible;

(iv) Deliver the documents described in Section 4(a) to which such Seller is a party.

     (c) POST-CLOSING. After the Closing, each of the Sellers agrees that it will take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Purchaser, may be necessary to assure, complete and evidence the full and effective transfer and conveyance of Sellers' Assets and the continued licensing of the Facilities.

     11.     PURCHASER'S  COVENANTS
             ----------------------

     (a) PRE-CLOSING. Between the date hereof and the Closing, except as contemplated by this Agreement or with the consent of Sellers', Purchaser agrees that:

     (i) Purchaser will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transaction contemplated by this Agreement;

     (ii) Purchaser will make all reasonable efforts, with all due diligence, to obtain all consents, approvals and licenses necessary to permit the consummation of the transaction contemplated by this Agreement and/or necessary to permit Purchaser to own and operate the Facilities as of the Closing Date; provided, however, Purchaser shall not be deemed to be in breach of its obligations under this Section 11(a)(ii) in the event it is not licensed by Closing to operate any or all of the Facilities;

     (iii) Purchaser will proceed with all due diligence and at its sole cost and expense to conduct such investigations with respect to Sellers' Assets as it deems to be reasonably necessary in connection with its purchase thereof, including, but not limited to, zoning investigations, soil studies, environmental assessments, seismic assessments, wetlands reports, appraisals, investigations of Sellers' and the Facilities' books and records and operations, dry rot and termite inspections and structural inspections, provided no investigations will be physically intrusive on the Real Property or the Facilities unless Sellers consent thereto, which consents shall not be unreasonably withheld (the "Due Diligence Review"); provided, however, that Purchaser shall maintain the confidentiality of any documents or information obtained by it from Sellers during the course of its Due Diligence Review and shall return the same to Sellers in the event the transaction provided for herein fails to close for any reason whatsoever. Furthermore, Purchaser shall indemnify, defend and hold Sellers and the Sellers' Assets harmless of and from any and all losses, liabilities, costs, expenses (including without limitation, reasonable attorney's fees and costs of court at trial and on appeal), damages, liens, claims (including, without limitation mechanics' or materialmans' liens or claims of liens), actions and causes of action arising from or relating to Purchaser (or Purchaser's agents, employees, or representatives) entering on the Real Property and/or the Facilities to test, study, investigate or inspect the same or any part thereof, whether pursuant to this paragraph or otherwise or from a breach by Purchaser of its confidentiality obligations hereunder. The foregoing indemnity shall expressly survive the Closing or the earlier termination of this Agreement;

     (iv) Prior to the Closing with respect to the Essington Manor Facility, Purchaser will advise Sellers in writing which, if any of the Operating Contracts it elects to assume as of the Closing Date (the "Assumed Operating Contracts");

     (v) Purchaser will negotiate in good faith with Sellers with respect to the terms of the Management Termination Agreements, the Management Amendment Agreements, the Notes and the Interim Subleases; and

(vi) Purchaser will continue to manage or to cause ESC to manage the Facilities, other than the Essington Manor Facility, in accordance with the terms of the Management Agreements.

     (b)     CLOSING.  At  the  Closing,  Purchaser  agrees  that  it  will:

     (i) Pay or cause NHP to pay the cash due under Sections 2(a)(ii) and 2(b)(ii);

     (ii) Deliver to Sellers a Certificate dated as of the date of Closing certifying in such detail as Sellers may reasonably specify the fulfillment of the conditions set forth in Paragraph 13(b)(i);

     (iii) Pay for any of the costs and expenses specified in Paragraph 5 for which it is responsible;

     (iv)     Deliver  or  caused  to  be  delivered  the documents described in
Section  4(b).

     (c) POST-CLOSING. After the Closing, Purchaser agrees that it will take such actions and properly execute and deliver such further instruments as Sellers may reasonably request to assure, complete and evidence the transactions provided for in this Agreement.

     12.     MUTUAL  COVENANTS
             -----------------

     Following  the  execution  of  this Agreement, Purchaser and Sellers agree:

     (a) If any event should occur, either within or without the knowledge or control of Purchaser or Sellers which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transactions contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible.

     (b) To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party or to accomplish the transactions contemplated by this Agreement.

     (c) To effect in a timely fashion all pro-rations contemplated in this Agreement.

     13.     CONDITIONS  PRECEDENT  TO  CLOSING
             ----------------------------------

     (a) PURCHASER'S CONDITIONS. Purchaser's obligation to purchase Sellers' Assets hereunder is subject to the following conditions, any one or all of which may be waived by Purchaser:

     (i)     TITLE  AND  SURVEY  REVIEW.

          (A) As of the Execution Date, (i) Purchaser has caused to be delivered to Seller title reports or commitments (the "Title Commitments") for extended coverage title insurance policies with respect to the Real Property issued by the Title Company, along with legible copies of all of the exception documents referenced therein with respect to each of the Facilities and (ii) Purchaser has ordered a litigation, bankruptcy, judgment and security interest search in the names of the Sellers, the Facilities, XL, in the case of the Essington Manor Facility, and Purchaser and ESC in the case of the remaining Facilities (the "Litigation and Lien Search").

          (B) As of the Execution Date, Purchaser has ordered ALTA surveys with respect to any of the Real Property not covered by the Existing Surveys (the "New Surveys"), which are being prepared by surveyors acceptable to Purchaser (the "Surveyors") and Purchaser has requested that the Existing Surveys be recertified to Purchaser, NHP and the Title Company (the "Recertified Surveys" and together with the New Surveys, the "Surveys"), with, in each case, the intent of the parties being that at Closing Purchaser will receive ALTA Surveys which are sufficient to cause the Title Company to issue the Title Policies (as defined below) without the survey exception or, in the case of the portion of the Real Property located in Texas, with the survey exception limited to shortages in area (the "Surveys"). The New Surveys shall be certified to the Purchaser, Sellers, the Title Company and NHP and, upon completion thereof, Purchaser shall cause the New Surveys and the Recertified Surveys to be delivered by the Surveyors to Purchaser, Sellers, the Title Company and NHP.

     (C) Prior to Closing, in the case of any of the Facilities which are subject to an anticipated March 31, 2004 Closing, and within five (5) business days, in the case of any of the Facilities which are subject to an anticipated Closing subsequent to March 31, 2004, after Purchaser's receipt of the last of the Title Commitment (including legible copies of all of the exception documents referenced therein), the results of the Litigation and Lien Search and the Survey with respect to a Facility, Purchaser shall advise the applicable Seller in writing on a Facility by Facility basis of its objections, if any, to the matters reflected therein (a "Title and Survey Objection Letter").

          (D) Prior to Closing, in the case of any of the Facilities which are subject to an anticipated March 31, 2004 Closing, and within five (5) business days after the applicable Seller's receipt of the Title and Survey Objection Letter related to the Facility owned by it, in the case of any of the Facilities which are subject to an anticipated Closing subsequent to March 31, 2004, such Seller shall specify by written notice delivered to Purchaser which of the objections described therein it will correct at or prior to the Closing Date and which of such objections it is unable or elects not to correct at or prior to the Closing Date (the "Seller Title and Survey Response Notice"). If any Seller fails to deliver a Seller Title and Survey Response Notice prior to Closing or within the applicable five (5) day period, as applicable, such Sellers shall be deemed to have elected not to correct any of the matters to which Purchaser objected in the applicable Title and Survey Objection Letter. If a Seller elects or is deemed to have elected not to correct some or all of the matters objected to in the applicable Title and Survey Objection Letter, Purchaser shall have until Closing, in the case of any of the Facilities which are subject to an anticipated March 31, 2004 Closing, or within five (5) days after the receipt of a Seller Title and Survey Response Notice or after the date by which the Seller Title and Survey Response Notice was due in accordance with the terms hereof , in the case of any of the Facilities which are subject to an anticipated Closing subsequent to March 31, 2004, in which to advise the applicable Seller of its decision to close, notwithstanding the defects which such Seller is unable, or has elected not, to correct, or of its election to terminate this Agreement either in its entirety or solely as to the affected Facility(ies). In the event Purchaser elects to terminate this Agreement as a result of the existence of title, survey or defects which a Seller elects not, or is unable, to correct by Closing, neither party shall have any further rights or obligations hereunder.

          (E) Any matter reflected on the Title Commitments or in the results of the Litigation and Lien Search or on the Surveys and not objected to by Purchaser or as to which Purchaser waives its objections in accordance with the terms hereof, shall be deemed accepted by Purchaser and shall for purposes hereof be deemed to be the "Permitted Exceptions."

     (F) At Closing, Sellers shall cause the Title Company to issue one or more extended coverage title insurance policies to Purchaser or NHP insuring Purchaser's or NHP's title to the Real Property as of the Closing Date subject to no exceptions other than the Permitted Exceptions in an aggregate amount equal to the Purchase Price (unless a higher amount of title insurance has been specified by Purchaser and the additional premium attributable to such higher amount has been deposited by Purchaser with the Escrow Agent at or prior to Closing) (the "Owner's Title Policies").

     (G) At Closing, the Surveyors shall issue to Purchaser the Surveys of the Real Property revised to reflect any objections included in the Title and Survey Objection Letters which Sellers agree to correct in accordance with the terms hereof and certified in the manner specified herein.

(ii) ASBESTOS AND ENVIRONMENTAL REPORT. As of the Execution Date, Purchaser has ordered from duly licensed environmental inspection companies reports with respect to the Facilities indicating (A) the presence (or absence) of asbestos in each of the Facilities, the level thereof, whether it is friable or non-friable, if it is friable the recommended steps to correct the problem and the anticipated cost thereof and (B) the results of a Phase I Assessment of the Real Property and the Facilities (the "Asbestos and Environmental Reports"). Prior to Closing, in the case of any of the Facilities which are subject to an anticipated March 31, 2004 Closing and within five (5) business days, in the case of any of the Facilities which are subject to an anticipated Closing subsequent to March 31, 2004, after Purchaser's receipt of the Asbestos and Environmental Reports (the "Environmental Review Period") Purchaser shall approve or disapprove each of the Asbestos and Environmental Reports in Purchaser's sole and absolute discretion. Should Purchaser disapprove the Asbestos and Environmental Reports, it shall notify the applicable Seller in writing of such disapproval and the reasons therefor at or prior to the expiration of the Environmental Review Period (the "Environmental Notice"). If any Seller advises Purchaser prior to Closing, in the case of any of the Facilities which are subject to an anticipated March 31, 2004 Closing, or within five (5) business days, in the case of any of the Facilities which are subject to an anticipated Closing subsequent to March 31, 2004, after their receipt of Purchaser's Environmental Notice that such Sellers is unwilling or unable to remedy all such objections prior to the Closing Date, Purchaser shall have until Closing, in the case of any of the Facilities which are subject to an anticipated Closing on March 31, 2004, or (2) business days thereafter, in the case of any of the Facilities which are subject to an anticipated Closing subsequent to March 31, 2004, in which to advise the applicable Seller in writing of its election either to waive the matters to which it has objected and which Sellers are unwilling or unable to remedy or to terminate this Agreement either in its entirety or solely as to the affected Facility(ies). Seller's failure to respond to the Environmental Notice by Closing or within such five
(5) business day period, as applicable, shall be deemed to be Seller's notice to Purchaser that it is unable or unwilling to remedy the objections set forth in the Environmental Notice. Notwithstanding the foregoing, in the event Purchaser has not advised Seller (i) by March 30, 2004 with respect to any of the Facilities, other than the Autumn Ridge Facility, the Essington Manor Facility and the Facility located in Everett, Washington and known as Arbor Place (the "Arbor Place Facility") or (ii) by April 15, 2004 with respect to the Autumn Ridge Facility, the Essington Manor Facility and the Arbor Place Facility that it is not satisfied with this condition, this condition shall be deemed to be satisfied as of such date.

(iii) DUE DILIGENCE REVIEW. Purchaser shall be satisfied with the results of the Due Diligence Review; provided, however, if Purchaser is not satisfied with the results of its Due Diligence Review, Purchaser shall have the right to terminate this Agreement either in its entirety or solely as to the affected Facility(ies). Notwithstanding the foregoing, in the event Purchaser has not advised Seller (i) by March 30, 2004 with respect to any of the Facilities, other than the Autumn Ridge Facility, the Essington Manor Facility and the Facility located in Everett, Washington and known as Arbor Place (the "Arbor
Place Facility") or (ii) by April 15, 2004 with respect to the Autumn Ridge Facility, the Essington Manor Facility and the Arbor Place Facility that it is not satisfied with this condition, this condition shall be deemed to be satisfied as of such date.

(iv) REGULATORY APPROVAL; LICENSING. Either (i) the approval of the transaction by the appropriate regulatory and licensing authorities and agencies of the states where each of the Facilities is located, including receipt by Purchaser of all consents, approvals, licenses and certificates as may be necessary for Purchaser lawfully to own and operate the Facilities or (ii) the execution and delivery by the applicable Seller of the Interim Sublease and Management Agreement Amendment with respect to any Facility for which Purchaser does not hold a license in its own name as of the Closing Date.

(v) DAMAGE AND CONDEMNATION. Prior to the Closing Date, the risk of physical loss to the Sellers' Assets shall be borne by Sellers. Accordingly, it shall be a condition to Purchaser's obligation hereunder that prior to the Closing Date, no material portion of any of the Facilities nor any material portion of any of the Sellers' Assets shall have been damaged or destroyed by fire or other casualty, or shall have been taken or condemned by any public or quasi-public authority under the power of eminent domain, in any such case to an extent which causes the affected Facility(ies) to lose use of any of its licensed beds/units or to become impracticable to operate as of the Closing Date or the postponement thereof, if applicable. If the Sellers' Assets shall have been so damaged or destroyed and Purchaser waives this condition, the applicable Seller shall assign to Purchaser all of its rights to any insurance proceeds in the connection therewith and the Purchase Price shall be reduced by any deductible which Purchaser shall be required to pay in connection with such damage or destruction or by any uninsured costs of repair or reconstruction. If the Sellers' Assets shall be so taken or condemned prior to Closing, and if Purchaser waive this condition, Sellers shall pay or assign to Purchaser all Sellers' right to the proceeds of any condemnation award in connection thereof and the Purchase Price shall be reduced by such amount as may be agreed upon by the applicable Seller and Purchaser as a reasonable estimate of the amount by which the cost to repair the portion of the Sellers' Assets affected by such taking exceeds such condemnation award; provided, however, if the applicable Seller and Purchaser are unable to so agree by the Closing, then Purchaser may exercise its right to terminate this Agreement pursuant to the immediately following sentence. Purchaser may, however, in lieu of closing, elect to exercise its rights under Paragraph 15(a) (iii) with respect to the affected Facility or Facilities if a material portion of the Seller's Assets is damaged, destroyed or taken prior to the Closing Date but such election shall not affect Purchaser's obligation to purchase, or Sellers' obligation to sell, the remainder of the Sellers' Assets in accordance with the terms of this Agreement.

(vi)     NO  DEFAULTS.       (VI)     NO  DEFAULTS.  Sellers  shall  not  be  in
default under any mortgage, contract, lease or other agreement affecting or relating to the Sellers' Assets including, but not limited to, the documents evidencing or securing the Existing Financing. provided, however, if such a default exists, Purchaser shall have the right to terminate this Agreement either in its entirety or solely as to the affected Facility(ies)

(vii)     SELLERS'  PERFORMANCE.       (VII)     SELLER'S  PERFORMANCE.  Each
Seller shall have performed all of its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Purchaser in accordance with the terms hereof; provided, however, if Seller has not performed its obligations under this Agreement, Purchaser shall have the right to terminate this Agreement either in its entirety or solely as to the affected Facility(ies).

(viii)     SELLERS'  REPRESENTATIONS  AND  WARRANTIES.     (VIII)     SELLER'S
REPRESENTATIONS AND WARRANTIES. Sellers' representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made; provided, however, if Seller's representations and warranties are not materially true at Closing, Purchaser shall have the right to terminate this Agreement either in its entirety or solely as to the affected Facility(ies).

     (ix) NO MATERIAL ADVERSE CHANGE. There shall be no material adverse change in the financial or physical condition or results of operations of each of the Facilities unless Sellers are able to demonstrate that such change is due to a breach by Purchaser or ESC of its obligations under the Management Agreements.

(x) BOARD APPROVAL. Purchaser shall have secured the approval of the Transaction by its Board of Directors.

(xi) THE EXISTING FINANCING. In the case of the Facilities secured by the Existing Financing, NHP shall have secured the consent of the lender to the assumption of the Existing Financing.

For the avoidance of doubt, in the event that as of the Closing, any of the foregoing conditions to Closing have been satisfied as to some, but not all, of the Facilities, Purchaser shall have the right to either (A) waive the condition(s) which has not been satisfied and proceed with the Closing or (B) terminate this Agreement in its entirety or (C) terminate this Agreement solely as to the Facilities with respect to which the condition(s) to Closing has not been satisfied.

(b) SELLERS' CONDITIONS. Sellers' obligation to sell Sellers' Assets hereunder is subject to the fulfillment of each of the following conditions, any one or all of which may be waived by Seller in writing:

(i)     PURCHASER'S  REPRESENTATIONS  AND  WARRANTIES.       (i)     Purchaser's
Representations and Warranties. Purchaser's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contem-plated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made; provided, however, if Purchaser's representations and warranties are not materially true at Closing, Seller shall have the right to terminate this Agreement either in its entirety or solely as to the affected Facility(ies).

          (ii)     PURCHASER'S  PERFORMANCE.     (ii)     Purchaser's
Performance. Purchaser shall have performed its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Seller in accordance with the terms hereof; provided, however, if Purchaser has not performed its obligations hereunder at Closing, Purchaser shall have the right to terminate this Agreement either in its entirety or solely as to the affected Facility(ies).

     (iii) THE ARBOR PLACE FACILITY. With respect to the Arbor Place Facility, the applicable Seller shall have secured the consent of its partner to the sale of the Facility; provided, however, if this condition has not been satisfied by April 30, 2004 it shall be deemed to have become incapable of being satisfied and the applicable Seller shall thereafter have no further obligation to sell, nor shall Purchaser or NHP have any further obligation to purchase from the applicable Seller, the Arbor Place Facility

     For the avoidance of doubt, in the event that as of the Closing, any of the foregoing conditions to Closing have been satisfied as to some, but not all, of the Facilities, Seller shall have the right to either (A) waive the condition(s) which has not been satisfied and proceed with the Closing or (B) terminate this Agreement in its entirety or (C) terminate this Agreement solely as to the Facilities with respect to which the condition(s) to Closing has not been satisfied; provided, however, if, as a result of the exercise by Seller of its rights under clause (C), the aggregate number of Facilities which Seller proposes to convey to Purchaser at Closing is less than five (5), Purchaser shall have the option of terminating this Agreement in its entirety.

     14.     INDEMNIFICATION
             ---------------

     (a) BY SELLERS. Each Seller shall indemnify, defend and hold harmless Purchaser from and against any and all costs, losses, damages, liabilities and obligations arising from or related to:

(i) The ownership and/or operation by such Seller of the portion of the Sellers' Assets owned by it which exist as of the Closing Date, except to the extent Purchaser is responsible for such costs, losses, damages, liabilities and obligations under the terms of the Management Agreements, in which case Seller shall have no indemnity obligation to Purchaser by virtue of the terms of this
Section  14(a);

     (ii) Any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of such Seller under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished by such Seller to Purchaser hereunder;

(iii) Any litigation, investigations or other proceedings pending or threatened against or relating to the Facility owned by such Seller or the business being conducted thereon or against or relating to such Seller, its properties or business, including but not limited to any such litigation, investigations or other proceedings which may be disclosed to Purchaser in this Agreement, or any exhibit attached to this Agreement, or otherwise; and

(iv) Any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing;

For purposes of this Paragraph 14, an obligation shall be deemed to "exist" as of the Closing if it relates to events which occurred prior to the Closing even if it is not asserted until after the Closing.

     (b) BY PURCHASER. Purchaser shall indemnify, defend and hold Sellers harmless from and against any and all costs, losses, damages, liabilities and obligations arising from or related to:

(i) Except as otherwise provided in this Agreement, the ownership and operation of the Sellers' Assets from and after the Closing Date;

(ii) Any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of Purchaser under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished by Purchaser to Sellers hereunder; and

(iii) Any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.

15.     TERMINATION
        -----------

     (a) GROUNDS FOR TERMINATION. This Agreement may be terminated and the transaction contemplated herein abandoned at any time prior to Closing:

(i)     By  mutual  written  agreement  of  the  parties;

     (ii) By Sellers, if any of the conditions set forth in Paragraph 13(b) shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifi-cally provided for the performance thereof (as the same may be extended) through no fault of Sellers and the same shall not have been waived by Sellers;

(iii) By Purchaser, if any of the conditions set forth in Paragraph 13(a) shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifi-cally provided for the performance thereof (as the same may be extended) through no fault of Purchaser or ESC hereunder or under the Management Agreements and the same shall not have been waived by Purchaser;

(iv) By either Sellers or Purchaser in the event of a material breach by the other party of its obligations hereunder;

(v) By either Sellers or Purchaser if the Closing has not occurred by the Closing Date specified in Paragraph 3 as the same may be extended in accordance with the terms thereof; and

(vi) By Purchaser upon Purchaser's receipt of written notification of any fact which would materially change any of the representations or warranties of Sellers herein.

     Provided, however, in the event either party elects to terminate this Agreement as to less than all of the Facilities, the non terminating party shall have the right, on written notice to the terminating party, to terminate this Agreement in its entirety if, as a result thereof, the number of Facilities remaining to be conveyed to Purchaser is less than five (5).

     (b) SELLERS' REMEDIES UPON TERMINATION. In the event of the termination of this Agreement by Sellers under Paragraphs 15(a) (ii) or (iv) or under Paragraph 15(a)(v) in the event the Closing has failed to occur as a result of a material breach by Purchaser of its obligations hereunder, Purchaser and Sellers acknowledge and agree as follows:

PURCHASER SHALL PAY TO SELLERS AS SELLERS' SOLE AND EXCLUSIVE REMEDY AN AMOUNT NOT TO EXCEED SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($700,000.00) AS LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGING AND AGREEING THAT THE AMOUNT OF DAMAGES WHICH SELLERS MAY INCUR AS A RESULT OF SUCH TERMINATION MAY BE DIFFICULT TO ASCERTAIN AND THAT THE AMOUNT PROVIDED FOR HEREIN IS A REASONABLE AND FAIR ESTIMATE THEREOF, AFTER WHICH THE PARTIES SHALL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER. THE LIQUIDATED DAMAGES PROVIDED FOR HEREIN ASSUMES THAT SELLERS HAVE AGREED TO SELL, AND PURCHASERS HAVE AGREED TO PURCHASE, FOURTEEN FACILITIES FOR A TOTAL LIQUIDATED DAMAGES AMOUNT PER FACILITY OF FIFTY THOUSAND AND NO/100 DOLLARS ($50,000). ACCORDINGLY, THE ACTUAL AMOUNT DUE FROM PURCHASER TO SELLERS SHALL BE FIFTY THOUSAND AND NO/100 DOLLARS ($50,000) PER FACILITY WHICH IS NOT PURCHASED BY PURCHASER OR NHP AS A RESULT OF A DEFAULT BY PURCHASER HEREUNDER IT BEING UNDERSTOOD AND AGREED BY SELLERS AND PURCHASER THAT, AMONG OTHER THINGS, THE INABILITY TO SECURE THE CONSENT OF A LENDER TO THE ASSUMPTION OF THE EXISTING FINANCING SHALL NOT BE DEEMED TO BE A DEFAULT BY PURCHASER OR NHP.

     _____________________                    __________________
     Sellers'  Initials                         Purchaser's  Initials

(c) PURCHASER'S REMEDIES UPON TERMINATION. In the event Purchaser has the right to terminate this Agreement by Purchaser under Paragraphs 15(a) (iii) or
(iv) or under Paragraph 15(a) (v) in the event the Closing has failed to occur as of a material breach by Sellers of their obligations hereunder, Purchaser shall have the right either to (i) waive the condition or covenant or breach at issue and proceed with the transaction on the terms contemplated herein or (ii) seek specific performance of Sellers' obligations hereunder or (iii) terminate this Agreement and seek to recover from Sellers the actual damages suffered by Purchaser as a result of such breach. In no event will Sellers be liable to Purchaser for consequential or incidental damages including, without limitation, lost profits.

(d) EXPENSES. In the event the transaction contemplated hereby is not closed for any reason other than a breach by Purchaser or Sellers, Sellers and Purchaser shall share on a 50-50 basis all escrow cancellation fees and title charges. In the event the transaction contemplated hereby is not closed as a result of a breach by Purchaser, Purchaser shall pay all escrow cancellation fees and title charges and in the event the transaction contemplated hereby is not closed as a result of a breach by Sellers, Sellers shall pay all escrow cancellation fees and title charges,

     (e) MANAGEMENT AGREEMENTS. In the event the Transaction does not close for any reason, the rights and obligations of the Sellers and the Purchaser under the Management Agreements shall remain unaffected.

          16.     MISCELLANEOUS
                  -------------

          (a) NOTICE. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission (if confirmed verbally or in writing by mail as aforesaid), to the following address:

To  Sellers:          c/o  Columbia  Pacific  Management,  Inc.
     600  University  Street
     Suite  2500
     Seattle,  WA  98101
     Telephone:  (206)  728-9063
     Facsimile:  (206)  728-9327

with  a  copy  to:          Tom  Barkewitz
                    Alston,  Courtnage  &  Bassetti,  LLP
                    1000  2nd  Avenue
                    Suite  3900
                    Seattle,  WA  98104
                    Telephone:  (206)  623-7600
                    Facsimile:  (206)  623-1752

To  Purchaser:          Emeritus  Corporation
          3131  Elliott  Ave,  Suite  500
     Seattle,  WA  98121
     Telephone:  (206)  298-2909
     Facsimile:  (206)  301-4500

with  a  copy  to:     The  Nathanson  Group  PLLC
          1520  Fourth  Avenue
          Sixth  Floor
     Seattle,  WA  98101
     Attn:  Randi  S.  Nathanson
     Telephone:  206-623-6239
     Facsimile:  206-623-1738

Notice shall be deemed upon the actual receipt or refusal of receipt thereof regardless of the method of delivery used.

     (b) SOLE AGREEMENT. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, discussions, writings and agreements between them.

     (c) ASSIGNMENT. The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the heirs and successors of the parties hereto, it being specifically understood and agreed that at or prior to Closing Purchaser may assign certain of it rights and obligations hereunder to NHP and/or to Purchaser's affiliate, ESC IV, L.P. ("ESC") and that such assignment shall be permitted without the further consent of Sellers. Any other assignment shall require the consent of Sellers, which consent shall not be unreasonably withheld. Sellers acknowledge and agree that notwithstanding that NHP may be the ultimate purchaser of certain of Seller's Assets, NHP shall not be liable for the obligations of Purchaser under this Agreement, including the obligation to pay the Emeritus Purchase Price, except to the extent NHP specifically assumes for the benefit of Purchaser, but not Sellers, such obligations under the terms of a Nomination Agreement between Purchaser and NHP.

     (d) CAPTIONS. The captions of this agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     (e) SURVIVAL. All covenants, indemnities, warranties and representations of Purchaser and Sellers herein shall survive the Closing and shall continue in effect for a period of two (2) years after Closing with respect to the Essington Manor Facility and one (1) year after the Closing Date with respect to the remainder of the Facilities, after which they shall terminate and be of no further force or effect.

(f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

     (g) SEVERABILITY. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     (i) CONFIDENTIALITY. In the event the Transaction fails to close for any reason, Purchaser and Sellers agree to keep confidential any proprietary information disclosed to them by the other party during the course of this Transaction.

(j) CONSTRUCTION. Each party acknowledges and agrees that it has participated in the drafting and the negotiation of this Agreement and has been represented by counsel during the course thereof. Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor either party hereto.

     (k) ATTORNEYS' FEES. In the event of litigation or other proceedings involving the parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of either party under this Agreement, the prevailing party shall be entitled to recover from the other such reasonable attorneys' fees and costs as may be actually incurred, including its costs and fees on appeal.

     (l)     WAIVER OF JURY TRIAL.

     EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, INCLUDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     (m) CALCULATION OF TIME PERIODS. Unless otherwise specified, in computing any period of time described herein, the day of the act or event on which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the next day which is not a Saturday, Sunday or a legal holiday.

     (n) EXPENSES. Except as otherwise specifically provided herein, each party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Transaction.

     17.     EMPLOYEE  BENEFITS
             ------------------

Sellers and Purchaser acknowledge and agree that with the exception of the Essington Manor Facility, all of the employees of the Facilities are currently the employees of Purchaser under the terms of the Management Agreements. With respect to the Essington Manor Facility, Joliet and Purchaser agree as follows. At Closing, Joliet shall terminate or shall cause XL to terminate all of the employees of the Essington Manor Facility and shall pay to them or cause XL to pay to them any wages and benefits, i.e., vacation days and wellness days, which are due as of the Closing Date under applicable State law. Purchaser agrees to extend an offer of employment to each of the employees of the Essington Manor Facility on reasonably comparable terms and conditions to the current terms of their employment as disclosed to Purchaser by Joliet or XL. Purchaser acknowledges and agrees that Joliet and XL are relying on Purchaser's agreement as set forth in this Paragraph 17 in not giving notice to the employees of the Essington Manor Facility of the transaction provided for herein under the provisions of the WARN Act.

     18.     RESIDENT  SECURITY  DEPOSITS
             ----------------------------

     (a) Sellers and Purchaser acknowledge and agree that, with the exception of the Essington Manor Facility, Purchaser already has possession and supervisory control of all of the resident security deposits at the Facilities under the terms of the Management Agreements. With respect to the Essington Manor Facility, at Closing, Joliet shall provide or shall cause XL to provide Purchaser with an accounting of all resident security deposits being held by Joliet or XL as of the Closing Date for the residents or prospective residents of the Essington Manor Facility (the "Resident Deposits"). Such accounting shall set forth the names of the residents or prospective residents for whom such funds are held, the amounts held on behalf of each resident or prospective resident and the warranty of Joliet or XL that the accounting is true, correct and complete.

     (b) On the Closing Date, Joliet shall transfer or cause to be transferred the Resident Deposits to the bank account designated by the Purchaser and Purchaser shall in writing acknowledge to Joliet and/or XL receipt of and expressly assume all Joliet's and/or XL's financial and custodial obligations with respect thereto, it being the intent and purpose of this provision that, at Closing, Joliet and XL will be relieved of all fiduciary and custodial obligations with respect to the Resident Deposits actually transferred to Purchaser, and that Purchaser will assume all such obligations and be directly accountable to the residents and prospective residents of the Essington Manor Facility, with respect thereto.

     (c) Notwithstanding the foregoing, Joliet will indemnify and hold Purchaser harmless from all liabilities, claims and demands in the event the amount of the Resident Deposits transferred to the Purchaser's bank account as provided in Paragraph 18(b) did not repre-sent the full amount of such Resident Deposits then or thereafter shown to have been delivered to Joliet or XL by the current residents or prospective residents of the Essington Manor Facility.

     19.     ACCOUNTS  RECEIVABLE
             --------------------

(a) Sellers and Purchaser acknowledge and agree that, with the exception of the Essington Manor Facility Purchaser currently possesses all of the information which it may need with respect to the accounts receivable of the Facilities. However, with respect to the Essington Manor Facility, Joliet and Purchaser agree as follows. Within ten days prior to the Closing Date, Joliet shall provide or cause XL to Purchaser with a detailed listing of the accounts receivable which are anticipated to be outstanding from the residents of the Essington Manor Facility on the Closing Date.

(b) With respect to each of the Facilities, from and after the Closing Date, Purchaser shall assume responsibility for the billing for and collection of payments on account of services rendered or goods sold by it on and after the Closing Date and Sellers shall retain all right, title and interest in and to and all responsibility for the collection of its accounts receivable for services rendered or goods sold prior to the Closing Date.

     (c) Any payments received by Purchaser after the Closing Date from residents with balances due for the period prior to and after the Closing Date shall be remitted by Purchaser to Sellers first to reduce any pre-Closing Date balances, with the excess, if any, retained by Purchaser to reduce any post-Closing Date balances due.

          (d) Sellers shall have the right during normal business hours and on reasonable notice to Purchaser to inspect Purchaser's books and records with respect to the accounts receivable received by it after the Closing Date from residents with balances due as of the Closing Date.

     20.     THIRD  PARTY  BENEFICIARY
             -------------------------

          Nothing in this Agreement express or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto, ESC and NHP in the event Purchaser assigns some or all of its rights hereunder to ESC and NHP, respectively) any rights or remedies under or by reason of this Agreement, including without limitation, any right to enforce this Agreement.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the Effective Date.


SELLERS:                    THE LAKES ASSISTED LIVING, LLC,
                              a Washington limited liability company

                              By:     /s/ Daniel R. Baty
                                   Daniel R. Baty
                              Its:     Manager

                              SACRAMENTO COUNTY ASSISTED LLC,
                              a Washington limited liability company

                              By:     /s/ Daniel R. Baty
                                   Daniel R. Baty
                              Its:     Manager

                              ROCKFORD RETIREMENT RESIDENCE, LLC,
                              a Washington limited liability company

                              By:     /s/ Daniel R. Baty
                                   Daniel R. Baty
                              Its:     Manager

                              HB-ESC I, LLC,
                              a Washington limited liability company

                              By:     /s/ Daniel R. Baty
                                   Daniel R. Baty
                              Its:     Manager

                              CANTERBURY WOODS ASSISTED LIVING, LLC,
                              a Washington limited liability company

                              By:     /s/ Daniel R. Baty
                                   Daniel R. Baty
                              Its:     Manager

               AUTUMN RIDGE HERCULANEUM, L.L.C.,
               a Washington limited liability company

                              By:     /s/ Daniel R. Baty
                                   Daniel R. Baty
                              Its:     Manager

               MERIDIAN ASSISTED, L.L.C.,
               a Washington limited liability company

                              By:     /s/ Daniel R. Baty
                                   Daniel R. Baty
                              Its:     Manager

               GOLDSBORO ASSISTED, L.L.C.,
               a Washington limited liability company

                              By:     /s/ Daniel R. Baty
                                   Daniel R. Baty
                              Its:     Manager

               CAPE MAY ASSISTED LIVING, LLC,
               a Washington limited liability company

                              By:     /s/ Daniel R. Baty
                                   Daniel R. Baty
                              Its:     Manager

               TRAVIS COUNTY ASSISTED LIVING LP,
               a Washington limited partnership

                              By:     /s/ Daniel R. Baty
                                   Daniel R. Baty
                              Its:     Manager

               RICHLAND ASSISTED, L.L.C.,
               a Washington limited liability company

                              By:     /s/ Daniel R. Baty
                                   Daniel R. Baty
                              Its:     Manager

               SILVER LAKE ASSISTED LIVING LLC,
               a Washington limited liability company

                              By:     /s/ Daniel R. Baty
                                   Daniel R. Baty
                              Its:     Manager



               CHARLESTON ASSISTED LIVING, LLC,
               a Washington limited liability company

                              By:     /s/ Daniel R. Baty
                                   Daniel R. Baty
                              Its:     Manager

               JOLIET ASSISTED L.L.C.,
               a Washington limited liability company

                              By:     /s/ Daniel R. Baty
                                   Daniel R. Baty
                              Its:     Manager

PURCHASER:               EMERITUS CORPORATION,
                              a Washington corporation


                              By:     /s/ William M. Shorten
                                   William M. Shorten
                              Its:     Director of Real Estate Finance

                                   EXHIBITS A
                               LEGAL DESCRIPTIONS
                                  SEE ATTACHED

                                    EXHIBIT B
                               LIST OF FACILITIES



                              FACILITY     ADDRESS
                              --------     -------
                                7460 Lake Breeze Drive
The  Lakes     Fort  Meyers,  Florida  33907
----------     -----------------------------
     780  Harrington  Way
Loyalton  of  Folsom     Folsom,  California  95630
--------------------     --------------------------
     1545  Temple  Lane
Loyalton  of  Rockford     Rockford,  Illinois  61112
----------------------     --------------------------
     7110  University  Drive
Kingsley  Place  -  Shreveport     Shreveport,  Louisiana  71105
------------------------------     -----------------------------
     100  Garfield  Avenue
Canterbury  Woods     Attleboro,  Massachusetts  02703
-----------------     --------------------------------
     300  Autumn  Ridge  Drive
Autumn  Ridge     Herculaneum,  Missouri  63045
-------------     -----------------------------
     4555  35th  Avenue
Silverleaf  Manor     Meridian,  Mississippi  39305
-----------------     -----------------------------
     380  Country  Day  Road
Pines  of  Goldsboro     Goldsboro,  North  Carolina  27530
--------------------     ----------------------------------
     601  Rt.  9  South
Loyalton  of  Cape  May     Cape  May  Courthouse,  New  Jersey  08210
-----------------------     ------------------------------------------
     7709  Beckett  Road
Beckett  Meadows     Austin,  Texas  78749
----------------     ---------------------
     770  West  Gage  Blvd.
Richland  Gardens     Richland,  Washington  99352
-----------------     ----------------------------
     12806  Bothell  Everett  Highway
Arbor  Place     Everett,  Washington  98208
------------     ---------------------------
     800  Association  Drive,  Northgate
Charleston  Gardens     Charleston,  West  Virginia  25311
-------------------     ----------------------------------
     3320  Executive  Drive
Manor  at  Essington     Joliet,  Illinois  60431
--------------------     ------------------------

                                    EXHIBIT C
                                    VEHICLES

                                  SEE ATTACHED

                                    EXHIBIT D
                            CLOSING COST ALLOCATIONS

STATE     CLOSING FEES     OWNER'S PREMIUM     RECORDING FEES     SEARCH/EXAM
-----     ------------     ---------------     --------------     -----------
FEES     SURVEY     TRANSFER TAX
----     ------     ------------
California     D     S     P-Deed; S-E     Included in title premium     P     S
----------     -     -     -----------     -------------------------     -     -
Florida     D     S     P-Deed; S-E     S     D     S
-------     -     -     -----------     -     -     -
                              S but
Illinois     D     S     P-Deed; S-E     S     S     P-local
--------     -     -     -----------     -     -     -------
Louisiana     D     P     P-Deed; S-E     P     P     N/A
---------     -     -     -----------     -     -     ---
Massachusetts     D     P     P-Deed; S-E     P     P     S
-------------     -     -     -----------     -     -     -
Mississippi     D     S     P     S     D     N/A
-----------     -     -     -     -     -     ---
Missouri     D     P     P-Deed; S-E     P     S     N/A
--------     -     -     -----------     -     -     ---
New Jersey     P     P     P-Deed; S-E     P     P     S
----------     -     -     -----------     -     -     -
North Carolina     D     P     P-Deed; S-E     P     P     S
--------------     -     -     -----------     -     -     -
Texas     D     S     P-Deed; S-E     Included in premium     D     N/A
-----     -     -     -----------     -------------------     -     ---
Washington     D     S     P     Included in premium     P     S
----------     -     -     -     -------------------     -     -
West Virginia     P     P     P-Deed; S-E     P     P     S
-------------     -     -     -----------     -     -     -

Key:

     D:          Divided Equally
     S:          Seller Pays
P:          Purchase Pays
P-Deed:     Purchaser pays to record deed
S-E:          Seller pays to record documents to remove encumbrances
N/A:          Not Applicable

                                    EXHIBIT E
                               UTILITIES DEPOSITS

   The Lakes has posted a deposit with Florida Power and Light in the amount of $20,050. There are no other utility deposits posted at this time.

                                    EXHIBIT F
                                  REPAIR ITEMS

                                  SEE ATTACHED

                                    EXHIBIT G
                             LITIGATION BY FACILITY

The Seller which is the owner of the Facility located in Ft. Myers, Florida was recently served with an administrative complaint in Case No. 2004000520 filed by the Agency for Health Care Administration seeking the collection of administrative penalties arising for the operation of the Facility in the aggregate amount of $1,250. The Seller has the right to request an administrative hearing with respect to these penalties. No decision has yet been made by the applicable Seller or Purchaser, in its capacity as the Manager of the Facility, as to what action will be taken with respect to this complaint.

                                    EXHIBIT H
                      DESCRIPTIONS OF MANAGEMENT AGREEMENTS

FACILITY     DESCRIPTION OF MANAGEMENT AGREEMENT
--------     -----------------------------------
The Lakes     An unexecuted Agreement to Provide Management Services to an
---------     ------------------------------------------------------------
Assisted Living Facility dated as of May 26, 2000 between The Lakes Assisted
----------------------------------------------------------------------------
Living, LLC and Emeritus Corporation
------------------------------------
Loyalton of Folsom     None - This Facility is Leased by Emeritus Corporation
------------------     ------------------------------------------------------
from Sacramento County Assisted LLC
-----------------------------------
Loyalton of Rockford     Agreement to Provide Management Services to an
--------------------     ----------------------------------------------
Independent Living Facility dated as of May 17, 1999 by and between Rockford
----------------------------------------------------------------------------
Retirement Residence LLC and  Emeritus Corporation
--------------------------------------------------
Kingsley Place Shreveport     Agreement to Provide Management Services to an
-------------------------     ----------------------------------------------
Assisted Living Facility dated as of May 1, 2002 by and between HB-ESC I, LLC
-----------------------------------------------------------------------------
and Emeritus Corporation
------------------------
Canterbury Woods     An unexecuted Agreement to Provide Management Services to
----------------     ---------------------------------------------------------
an Assisted Living Facility dated as of May 26, 2000 between Canterbury Woods
-----------------------------------------------------------------------------
Assisted Living, LLC and Emeritus Corporation
---------------------------------------------
Autumn Ridge     Agreement to Provide Management Services to an Assisted Living
------------     --------------------------------------------------------------
and Independent Living Facility dated as of June 1, 1997 by and between Columbia
--------------------------------------------------------------------------------
House and Emeritus Corporation
------------------------------
Silverleaf Manor     Agreement to Provide Management Services to an Assisted
----------------     -------------------------------------------------------
Living Facility dated as of February 2, 1998 by and between Meridian Assisted,
------------------------------------------------------------------------------
L.L.C. and Emeritus Corporation
-------------------------------
Pines of Goldsboro     Agreement to Provide Management Services to an Assisted
------------------     -------------------------------------------------------
Living Facility dated as of February 2, 1998 by and between Goldsboro Assisted,
-------------------------------------------------------------------------------
L.L.C. and Emeritus Corporation
-------------------------------
Loyalton of Cape May     Agreement to Provide Management Services to an Assisted
--------------------     -------------------------------------------------------
Living Facility dated as of March 1, 2000 by and between Cape May Assisted
--------------------------------------------------------------------------
Living LLC and Emeritus Corporation
-----------------------------------
Beckett Meadows     Agreement to Provide Management Services to an Assisted
---------------     -------------------------------------------------------
Living Facility dated as of October 15, 2002 by and between Travis County
-------------------------------------------------------------------------
Assisted Living LP and ESC IV, LP
---------------------------------
Richland Gardens     Agreement to Provide Management Services to an Assisted
----------------     -------------------------------------------------------
Living Facility dated as of February 2, 1998 by and between Richland Assisted,
------------------------------------------------------------------------------
L.L.C. and Emeritus Corporation, as successor in interest by assignment to Acorn
--------------------------------------------------------------------------------
Service Corporation
-------------------
Arbor Place     Management Agreement dated as of September 1, 1998 by and
-----------     ---------------------------------------------------------
between Silver Lake Assisted Living LLC and Emeritus Corporation
----------------------------------------------------------------
Charleston Gardens     Agreement to Provide Management Services to an Assisted
------------------     -------------------------------------------------------
Living Facility dated as of March 13, 2000 by and between Charleston Assisted
-----------------------------------------------------------------------------
Living LLC and Emeritus Corporation
-----------------------------------